Exhibit (k)

Appleton, Wiscosin • Minneapolis, Minnesota

625 Fourth Avenue South

Minneapolis, MN 55415

April 23, 2012

Securities and Exchange Commission

Division of Investment Management

100 F Street, NE

Washington, DC 20549

RE:	Thrivent Variable Insurance Account A

N-6 Registration Statement

1940 Act File No. 811-8174

1933 Act File No. 333-76152

CIK# 0000915756

Commissioners:

This opinion is furnished in connection with filing a post-effective amendment to the registration statement on Form N-6 (“Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “1933 Act”) and the Investment Company Act of 1940. This post-effective amendment is being filed by Thrivent Variable Insurance Account A (the “Variable Account”) with respect to flexible premium variable life insurance contracts (the “Contracts”) issued by Thrivent Financial for Lutherans (“Thrivent Financial”).

I am an attorney of Thrivent Financial. I am familiar with the legal organization of Thrivent Financial and have reviewed all statements, records, instruments and documents that I have deemed necessary to examine for purposes of this opinion. I have examined the Registration Statement on Form N-6 to be filed with the Securities and Exchange Commission in connection with the registration under the 1933 Act of an indefinite number of units to be issued by the Variable Account in accordance with the terms of the Contracts. I am of the opinion that:

1.	Thrivent Financial is a fraternal benefit society organized under the laws of the State of Wisconsin.

2.

The Variable Account is duly organized under the provision of the Wisconsin Insurance Code as a separate account under which income, gains or losses, realized or unrealized, from assets allocated to the Variable Account, are credited or charged against the Variable Account under the terms of the Contracts without regard to income, gains or losses to Thrivent Financial.

3.

The assets held in the Variable Account equal the reserves and other liabilities under the Contracts and are not chargeable with liabilities arising out of any other business Thrivent Financial may conduct; and

4.

The Contracts have been duly authorized by Thrivent Financial and the securities registered by the Registration Statement will, when sold in a manner contemplated by the Registration Statement, be legally issued and represent binding obligations of Thrivent Financial in accordance with the terms of the Contracts.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement. I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Heather J. Thenell

Heather J. Thenell, JD

Senior Counsel